UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VOR BIOPHARMA INC.

(Name of Registrant as Specified in its Charter)

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VOR BIOPHARMA INC.

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Vor Biopharma Inc., a Delaware corporation (“Vor Bio” or the “Company”). The Annual Meeting will be held solely virtually, via live webcast at www.virtualshareholdermeeting.com/VOR2022 originating from Cambridge, Massachusetts, on Tuesday, June 14, 2022 at 12:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in the attached Proxy Statement. The Annual Meeting will be held for the following purposes:

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To elect each of the three Class I director nominees set forth in the Proxy Statement to our board of directors, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

2.	To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”). We are mailing the Notice on or about April 28, 2022 to all stockholders of record on our books at the close of business on April 18, 2022, the record date for the Annual Meeting, and it contains instructions on how to access our proxy materials over the internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2021 Annual Report, and a form of proxy card or voting instruction card. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

Whether or not you plan to attend the Annual Meeting online, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible by using the internet as described in the instructions included on your Notice, by calling the toll-free telephone number included on your Notice, or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form. Further information about how to attend the Annual Meeting online, vote your shares and submit questions for consideration at the meeting is included in the accompanying Proxy Statement. If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

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Thank you for your ongoing support and continued interest in Vor Bio.

By Order of the Board of Directors,

Robert Ang
President and Chief Executive Officer

Cambridge, Massachusetts

April 28, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2022: This Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com.

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VOR BIOPHARMA INC.

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2022

This proxy statement (the “Proxy Statement”) contains information about our 2022 Annual Meeting of Stockholders of Vor Biopharma Inc. (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 14, 2022, beginning at 12:00 p.m. Eastern Time. To support the health and well-being of our stockholders, employees and directors in light of the ongoing COVID pandemic, the Annual Meeting will be a virtual meeting held via the internet at a virtual web conference at www.virtualshareholdermeeting.com/VOR2022. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in this Proxy Statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site.

Except where the context otherwise requires, references to “Vor Bio,” “Vor,” “we,” “us,” “our” and similar terms refer to Vor Biopharma Inc. and its consolidated subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of the Board. We are making this Proxy Statement, the related proxy card and our 2021 Annual Report available to stockholders for the first time on or about April 28, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2022 to all stockholders who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 18, 2022 (the “Record Date”). Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/VOR2022 in advance of the meeting.

Why is Vor Bio conducting a virtual Annual Meeting?

Due to the ongoing public health crisis relating to the COVID pandemic, we believe that adopting the virtual meeting format will help protect the health and well-being of our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance in light of the current circumstances.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VOR2022. The meeting will start at 12:00 p.m., Eastern Time, on Tuesday, June 14, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in a “street name.” Instructions on how to attend and participate are also available at www.virtualshareholdermeeting.com/VOR2022. We recommend that you log in a few minutes before 12:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/VOR2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. Our Annual Meeting will be governed by our Rules of Conduct which will be posted in advance of the meeting at www.virtualshareholdermeeting.com/VOR2022. These Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/VOR2022. Technical support will be available starting at 11:45 a.m., Eastern Time on June 14, 2022.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 37,511,434 shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.

In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/VOR2022.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

What am I voting on?

There are two matters scheduled for a vote:

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Proposal No. 1 - To elect each of the three Class I director nominees to the Board, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal; and

•	Proposal No. 2 - To ratify the selection by the audit committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/VOR2022., starting at 12:00 p.m., Eastern Time on Tuesday, June 14, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, June 13, 2022 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, June 13, 2022 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the instructions received from your broker, bank or other agent to ensure that your vote is counted. To vote online at the Annual Meeting, you should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes and (b) for Proposal No. 2, votes “For” and “Against,” as well as abstentions.

Abstentions will be counted towards the vote total for Proposal No. 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards Proposal No. 1. We do not expect broker non-votes to exist in connection with Proposal No. 2.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 is considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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Proposal No. 1 - For the election of Class I directors, the three nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected, which is referred to as a plurality. Accordingly, only votes “For” will affect the outcome.

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Proposal No. 2 - To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 37,511,434 shares outstanding and entitled to vote. Thus, the holders of 18,755,718 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140. To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 14, 2023 and March 16, 2023; provided that if the date of that annual meeting of stockholders is earlier than May 15, 2023, or later than July 14, 2023, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, the 10th day following the day on which public announcement of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us not later than December 29, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.

PROPOSAL NO. 1 – ELECTION OF THREE CLASS I DIRECTORS

Our business and affairs are managed under the direction of the Board. The Board presently has seven members, six of whom are deemed “independent” under SEC and rules of The Nasdaq Stock Market LLC (“Nasdaq”). Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. Our Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

There are three Class I directors whose term expires in 2022. They are Matthew Patterson, the chairman of our Board, Daniella Beckman and Kush Parmar, M.D., Ph.D. The Board has nominated Mr. Patterson, Ms. Beckman and Dr. Parmar for election as Class I directors to serve until our 2025 annual meeting of stockholders or until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage all of our directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of (i) the nominees for election at the Annual Meeting and (ii) the other members of our Board whose term will continue after the Annual Meeting, including their respective ages, as of the Record Date. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Board to determine that the applicable nominee or other current director should serve as a member of the Board. There are no family relationships between or among any of our directors or executive officers.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING

Matthew Patterson, age 50, has served as a member of our Board since October 2020 and as chairman since June 2021. Mr. Patterson is the co-founder of Audentes Therapeutics, Inc. (“Audentes”) and he served as Chief Executive Officer of Audentes from 2012 until its acquisition by Astellas Pharma, Inc. in January 2020. Mr. Patterson is the Executive Chairman at Remix Therapeutics, Inc. and Iris Medicine, Inc., each a private biotechnology company. He also serves on the board of directors of Homology Medicines, Inc., a public gene therapy company (“Homology Medicines”), and 5:01 Acquisition Corp, a public special purpose acquisition company (“5:01”), since January 2018 and October 2020, respectively, and as the executive chairman of the board of directors of Remix Therapeutics, Inc., a private biotechnology company, since March 2021. Mr. Patterson was a member of the board of directors of ARM since 2015 until 2020, including as a chair in 2019 and 2020. Mr. Patterson received a B.A. in Biochemistry from Bowdoin College. We believe that Mr. Patterson is qualified to serve on our Board due to his expertise in the fields of business, biotechnology and drug development.

Daniella Beckman, age 43, has served as a member of our Board since July 2020. Since September 2019, she has served as the Chief Financial Officer of Tango Therapeutics, Inc., a public targeted oncology biotechnology company. From November 2015 to September 2019, she provided consulting services and served as the Interim Chief Financial Officer for several early-stage biotechnology companies. Ms. Beckman has served on the board of directors and is a member of the audit committee of Translate Bio, Inc., a clinical-stage mRNA therapeutics company, since October 2017, on the board of directors of 5:01 since October 2020 and on the board of directors of Blueprint Medicines Corp, a public, global precision therapy company, since December 2021. Ms. Beckman received a B.S. in business administration-accounting from Boston University. We believe that Ms. Beckman is qualified to serve on our Board due to her financial expertise and her experience in public accounting in the life sciences industry.

Kush Parmar, M.D., Ph.D., age 41, has served as a member of our Board since February 2019, the chairman of our Board from January 2021 until June 2021 and served as our interim President and Chief Executive Officer from February 2019 until August 2019. Dr. Parmar is currently a Member of 5AM Venture Management, LLC, where he has worked since 2010, and is Co-Chief Executive Officer and member of the board of directors of 5:01, positions he has held since its inception in August 2020. Dr. Parmar has served on the boards of directors of Homology Medicines, Akouos, Inc., Rallybio Corporation, a public biotechnology company, and Entrada Therapeutics, Inc., a public biotechnology company, since December 2015, October 2017, April 2018 and December 2020, respectively, and previously served on the board of directors of Arvinas, Inc. from 2013 to November 2019, Audentes from 2013 to November 2018 and scPharmaceuticals, Inc. from March 2014 to July 2018. Dr. Parmar received an A.B. in molecular biology and medieval studies from Princeton University, a Ph.D. in experimental pathology from Harvard University and an M.D. from Harvard Medical School. We believe that Dr. Parmar is qualified to serve on our Board due to his extensive experience in the venture capital industry, medical and scientific background and training, and service on the boards of other public and private biopharmaceutical and biotechnology companies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

VOTING “FOR” THE ELECTION OF EACH OF MR. PATTERSON, MS. BECKMAN AND DR. PARMAR AS CLASS I DIRECTORS, FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2025

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

David C. Lubner, age 58, has served as a member of our Board since July 2020. From January 2016 to June 2020, Mr. Lubner served as the Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a biotechnology company acquired by UCB S.A. in April 2020. Mr. Lubner has served on the boards of directors of Dyne Therapeutics, Inc., a public biotechnology company, since March 2020, Gemini Therapeutics, Inc., a public precision medicine company, since April 2020, Arcellx Inc., a public biotechnology company, since August 2020, Point Biopharma, Inc., a public late-stage clinical precision oncology (“Point Biopharma”), since June 2021 and several private companies. Mr. Lubner previously served on the board of directors of Nightstar Therapeutics plc, a gene therapy company, from July 2017 until it was acquired by Biogen Inc in June 2019 and Therapeutics Acquisition Corp., a special purpose acquisition company, from May 2020 until June 2021 when it merged with Point Biopharma. Mr. Lubner received a B.S. in business administration from Northeastern University and an M.S. in taxation from Bentley University. Mr. Lubner is also a member of the American Institute of Certified Public Accountants and is a certified public accountant in Massachusetts. We believe Mr. Lubner is qualified to serve on our Board due to his financial and accounting experience and his service as a director and executive officer of other biotechnology companies.

Joshua Resnick, M.D., age 47, has served as a member of our Board since February 2019. Dr. Resnick currently serves as a Managing Director at RA Capital Management, a life sciences investment advisor, since October 2018. Dr. Resnick previously served as a Partner at SV Health Investors from January 2016 to September 2018 and as President and Managing Partner at MRL Ventures Fund, an early-stage therapeutics-focused corporate venture fund that he built and managed within Merck & Co., from 2014 to January 2016. Dr. Resnick also has served on the board of directors of Aerovate Therapeutics, Inc., a public clinical stage biopharmaceutical company, since October 2018. Dr. Resnick is on staff in the Department of Emergency Medicine at Massachusetts General Hospital. Dr. Resnick has previously served on the boards of directors of Kalvista Pharmaceuticals, Inc. and Avrobio, Inc. from November 2016 to September 2018 and July 2016 to September 2018, respectively. Dr. Resnick received a B.A. in chemistry from Williams College, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School of Business. We believe that Dr. Resnick is qualified to serve on our Board due to his experience as a biopharmaceutical and biotechnology public and private company investor.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Robert Ang, M.B.B.S., M.B.A., age 48, has served as our Chief Executive Officer, President and a member of our Board since August 2019. Prior to that, Dr. Ang served as Chief Business Officer at Neon Therapeutics Inc., a biopharmaceutical company, from October 2015 until August 2019, and as Senior Vice President, Business Development at Bavarian Nordic A/S, an immuno-oncology and infectious disease vaccine company, from 2013 to 2015. Dr. Ang has served on the board of directors of Enara Bio Limited, a private biotechnology company, since September 2021 and the Alliance for Regenerative Medicine (“ARM”), an international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, since January 2022. Dr. Ang received an M.B.B.S. medical degree from the University of Western Australia and an M.B.A. from Columbia University. We believe that Dr. Ang is qualified to serve on our Board due to his service as our President and Chief Executive Officer and his experience in the field of medicine and biotechnology.

Sven (Bill) Ante Lundberg, M.D., age 58, has served as a member of our Board since March 2019. Since December 2019, he has served as President, Chief Executive Officer and Principal Financial Officer, and Executive Director of Merus N.V., a clinical-stage immune-oncology company. From 2015 to February 2018, Dr. Lundberg was Chief Scientific Officer of CRISPR Therapeutics AG. Dr. Lundberg received an M.D. from Stanford University, an M.B.A. from the University of Massachusetts and a B.S. in Biology from the Massachusetts Institute of Technology. He completed post-doctoral training at the Whitehead Institute/MIT and clinical training in Medicine and Medical Oncology from Harvard and the Dana-Farber Cancer Institute. We believe that Dr. Lundberg is qualified to serve on our Board due to his experience in the field of medicine and clinical drug development as well as his leadership and business experience.

BOARD DIVERSITY MATRIX AS OF APRIL 18, 2022

Total Number of Directors: 7

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Directors who are Military Veterans: None.

Directors with Disabilities: None.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Vor Bio is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

We have also adopted a code of business conduct and ethics (the “Code of Conduct”), which applies to all of our officers, directors and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We have also adopted corporate governance guidelines and charters for our Board’s audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). We have posted copies of our Code of Conduct and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.vorbio.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Conduct that are required to be disclosed by law or applicable Nasdaq rules (the “Nasdaq Listing Rules”).

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors, as affirmatively determined by the board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that all of our directors other than Robert Ang, by virtue of his employment with us, are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our Board considered the current and prior relationships that each such director has with our company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director and the transactions described below.

Board Leadership Structure

The Board has an independent chairperson, Mr. Patterson, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the chairperson has substantial ability to shape the work of the Board. We believe that separation of the positions of the chairperson and the chief executive officer reinforces the independence of the Board in its oversight of the business and affairs of our Company. In addition, we believe that having an independent chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and our stockholders. As a result, we believe that having an independent chairperson can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of data privacy, technology information security risk management, including cybersecurity. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide that:

•

our Board’s responsibilities are to review, approve, and monitor fundamental financial and business strategies, assess our major risks, and consider ways to address those risks, select and oversee management, and establish and oversee processes to maintain our integrity;

•	except as required by Nasdaq Listing Rules, a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have access to management and, as necessary, independent advisors; and

•	the Nominating and Corporate Governance Committee will oversee periodic self-evaluations of the Board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.vorbio.com.

Meetings of The Board and Its Committees

The Board met ten times during the year ended December 31, 2021. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee met four, four and one times, respectively during the year ended December 31, 2021. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the year ended December 31, 2021 for which he or she was a director or committee member.

Information Regarding Committees of the Board

Our Board has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership information for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Matthew Patterson	X				X
Daniella Beckman	X	*	X
David Lubner	X
Sven (Bill) Ante Lundberg, M.D.			X
Kush Parmar, M.D., Ph.D.					X	*
Joshua Resnick, M.D.			X	*	X
Robert Ang, M.B.B.S., M.B.A.

*	Committee Chairperson

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. Pursuant to our Bylaws, the Board may establish such other committees as may be permitted by law.

Audit Committee

The members of the Audit Committee are Daniella Beckman, David Lubner and Matthew Patterson. Ms. Beckman is the chair of the Audit Committee. Our Board has determined that each of these individuals meets the independence requirements of Rule 10A-3 under the Exchange Act, and the Nasdaq Listing Rules. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board has also determined that Daniella Beckman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The functions of our Audit Committee include, among other things:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	establishing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	reviewing and approving related person transactions; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The members of the Compensation Committee are Daniella Beckman, Bill Lundberg, M.D., and Joshua Resnick, M.D. Dr. Resnick is the chair of the Compensation Committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a Compensation Committee. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•

reviewing, approving and making recommendations to the full Board regarding the compensation and other terms of employment of our Chief Executive Officer and reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our other executive officers and senior management;

•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

evaluating and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

reviewing risks associated with our compensation policies and practices and determining whether risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

reviewing and considering votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, making recommendations to the Board regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Nasdaq Listing Rules;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers and senior management;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement, and determine whether to recommend to the full Board that such disclosures be approved for inclusion in SEC filings;

•	preparing the report that the SEC requires in our annual proxy statement to the extent required; and

•	reviewing and assessing on an annual basis the adequacy of the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer, our Chief People Officer or Radford, a compensation consultant which is part of the Rewards Solutions practice at Aon plc (“Radford”). The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee determined to continue engaging Radford as its compensation consultant. Our Compensation Committee identified Radford based on Radford’s general reputation in the industry. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its ongoing engagement, Radford has assisted the Compensation Committee with developing and revising a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to our Chief Executive Officer, to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.

Historically, the Compensation Committee has reviewed and determined annual compensation for our executive officers other than our Chief Executive Officer during the last quarter of the year for any adjustments to annual base salaries and annual performance-based cash bonus target percentages for the subsequent year and during the first quarter of the year for performance-based cash bonuses for the prior year and the approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the current year. The Compensation Committee has historically reviewed the compensation components of our Chief Executive Officer’s salary, including base salary, bonus, benefits, equity incentives and other perquisites, in the first quarter of the year and makes a recommendation to our Board regarding such components. Our Board then determines any adjustments or changes to our Chief Executive Officer.

In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Compensation Committee determines to recommend to our Board regarding his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Kush Parmar, M.D., Ph.D., Matthew Patterson and Joshua Resnick, M.D. Dr. Parmar is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of this committee include, among other things:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board, consistent with the criteria approved by our Board;

•	evaluating performance on the Board and applicable committees of the Board, including directors, and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board, and to recommend to our Board appropriate action on any such proposal or recommendation;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance guidelines and principles and recommending to our Board any changes to such policies and principles;

•	reviewing and making recommendations to the Board with respect to executive officer succession planning;

•	reviewing and making recommendations to the Board to consider changes to our insider trading policy;

•	considering questions of possible conflicts of interest of directors; and

•	reviewing and assessing on an annual basis the Nominating and Corporate Governance Committee charter and the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to support the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve. Board diversity and inclusion is critical to the Company’s success.

Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then uses its network to compile a list of potential candidates, which may include recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board. all current directors and nominees for director were identified and nominated by members of the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary at c/o Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140, at least 90 days, but not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Policy Regarding Hedging of Our Common Stock

Our employees, executive officers and directors are prohibited from engaging in short sales, transactions in put options, call options or other derivative securities, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, our employees, executive officers, directors and designated consultants are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Stockholder Communications with the Board

Our stockholders wishing to communicate with our Board or an individual director may send a written communication to the Board or such director c/o Vor Biopharma Inc., 100 Cambridgepark Dr., Suite 101, Cambridge, MA 02140, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number and class of our shares that are owned beneficially by such stockholder as of the date of the communication.

The corporate secretary will review each communication. The corporate secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the corporate secretary shall discard the communication.

Report of the Audit Committee of the Board

Our Audit Committee has reviewed our audited financial statements for the year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our Audit Committee, including the matters required to be discussed by the applicable requirements of Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, Ernst & Young LLP provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

By the Audit Committee of the Board of Directors of Vor Biopharma Inc.

Daniella Beckman, Chairperson

David Lubner

Matthew Patterson

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Independent Registered Public Accountants’ Fees

The following table summarizes the fees of Ernst & Young LLP billed us for each of the last two fiscal years.

	Year Ended December 31,
Category	2021	2020
Audit Fees (1)	$815,623	$870,000
Audit-Related Fees	—	—
Tax Fees (2)	62,500	—
All Other Fees	—	—

Total	$878,123	$870,000

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our consolidated financial statements and review of the registration statement on Form S-1 for our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements. The aggregate fees included in the Audit Fees are those fees billed for the fiscal year.

(2)	Tax fees consist of fees billed or accrued for professional services by Ernst & Young LLP for tax consulting.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.

From time to time, our Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the Audit

Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval.

The Audit Committee has delegated to its chairperson the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor, provided, that such services are no more than $50,000 per calendar year. Any approval of services by the chairperson of the Audit Committee is reported to the committee at its next regularly scheduled meeting.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 2 TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

EXECUTIVE OFFICERS

Our executive officers as of the Record Date are as follows:

Name	Position
Robert Ang, M.B.B.S., M.B.A.	President, Chief Executive Officer and Director
Tirtha Chakraborty, Ph.D.	Chief Scientific Officer
Nathan Jorgensen, Ph.D., M.B.A.	Chief Financial Officer
Christopher Slapak, M.D.	Chief Medical Officer

Biographical information for Mr. Ang is included above with the director biographies under the caption “Directors Continuing in Office Until the 2024 Annual Meeting.”

Tirtha Chakraborty, Ph.D., age 49, has served as our Chief Scientific Officer since November 2020 and previously as our Vice President, Head of Research starting in October 2019. From October 2018 to October 2019, Dr. Chakraborty served as Vice President of Cell Therapy Research at Sana Biotechnology, Inc., a biotechnology company. Prior to that, Dr. Chakraborty served as an Executive Director and Head of Hematology at CRISPR Therapeutics AG, a biotechnology company (“CRISPR Therapeutics”), from 2015 to October 2018. From 2011 to 2015, Dr. Chakraborty was responsible for building the therapeutic mNRA platform at Moderna, Inc., a biotechnology company pioneering messenger RNA therapeutics and vaccines. Dr. Chakraborty received a Ph.D. from Tata Institute of Fundamental Research and completed his post-doctoral associateship at Harvard Medical School.

Nathan Jorgensen, Ph.D., M.B.A., age 45, has served as our Chief Financial Officer since May 2020. From August 2016 to April 2020, Dr. Jorgensen led global healthcare investments for Qatar Investment Authority, the sovereign wealth fund for the State of Qatar. Dr. Jorgensen served as investment analyst at Calamos Investments, a global investment firm, from 2013 to August 2016. Dr. Jorgensen received a Ph.D. from the University of Minnesota and an M.B.A. from Cornell University Johnson Graduate School of Management.

Christopher Slapak, M.D., age 64, has served as our Chief Medical Officer since July 2020 and previously served in a consulting role as our Chief Medical Officer from July 2019 to July 2020. In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022. From January 2018 to July 2020, Dr. Slapak provided oncology consulting services to pharmaceutical companies, including Takeda Oncology and Translational Drug Development, Inc. From July 2018 to June 2019, Dr. Slapak served in a consulting role as Chief Medical Officer for Prelude Therapeutics, Inc., a precision oncology company. Dr. Slapak served in roles of increasing responsibility at Eli Lilly and Company from 1996 to December 2017, including most recently as Vice President, Early Phase Development Oncology. Dr. Slapak is also a clinical associate professor of medicine and clinical pharmacology at the Indiana University School of Medicine. Dr. Slapak received a B.S. in chemistry from The Ohio State University and an M.D. from the University of Chicago Pritzker School of Medicine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of April 18, 2022:

•	Each person known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 37,511,434 shares of our Common Stock outstanding as of April 18, 2022.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 18, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 100 Cambridgepark Dr., Suite 101, Cambridge, Massachusetts 02140. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
Entities affiliated with RA Capital Healthcare Fund, L.P. (1)	11,120,973	29.6%
Entities affiliated with 5AM Ventures VI, L.P. (2)	6,361,723	17.0%
PureTech Health LLC (3)	3,207,200	8.5%
Entities affiliated with FMR, LLC (4)	3,181,463	8.5%
Named Executive Officer and Directors
Robert Ang, M.B.B.S. (5)	863,811	2.3%
Tirtha Chakraborty, Ph.D. (6)	123,486	*
Christopher Slapak, M.D. (7)	188,290	*
Matthew Patterson (8)	48,707	*
Daniella Beckman (9)	25,533	*
David Lubner (9)	25,533	*
Sven (Bill) Ante Lundberg, M.D. (10)	46,113	*
Kush Parmar, M.D., Ph.D. (11)	6,369,234	17.0%
Joshua Resnick, M.D. (12)	7,511	*
All current executive officers and directors as a group (10 persons) (13)	7,848,591	20.4%

*	Represents beneficial ownership of less than one 1%.

(1)

Consists of (i) 9,295,647 shares of Common Stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”) and (ii) 1,825,326 shares of Common Stock by RA Capital Nexus Fund, L.P. (“Nexus Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of RA Healthcare and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the RA Healthcare and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company held by the RA Healthcare or the Nexus Fund. RA Healthcare and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RA Healthcare’s and the Nexus Fund’s portfolio, including the shares of the Company’s Common Stock. Because RA Healthcare and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RA Healthcare and the Nexus Fund disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners for purposes of Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding RA Capital Management, L.P. and its affiliates, we have relied on a Schedule 13D filed by RA Capital Management, L.P. with the SEC on February 19, 2021.

(2)

Consists of (i) 4,595,089 shares of Common Stock held by 5AM Ventures VI, L.P.; and (ii) 1,766,634 shares of Common Stock held by 5AM Opportunities I, L.P. (collectively, the “5AM Holdings”). 5AM Partners VI, LLC is the general partner of 5AM Ventures VI, L.P. and may be deemed to have sole investment and voting power over the shares held by 5AM Ventures VI, L.P. Andrew Schwab and Kush Parmar are the managing members of 5AM Partners VI, LLC, and may be deemed to share voting and dispositive power over the shares held by 5AM Ventures VI, L.P. 5AM Opportunities I (GP), LLC is the general partner of 5AM Opportunities I, L.P. and may be deemed to have sole investment and voting power over the shares held by 5AM Opportunities I, L.P. Andrew Schwab and Kush Parmar are the managing members of 5AM Opportunities I (GP), LLC, and may be deemed to share voting and dispositive power over the shares held by 5AM Opportunities I, L.P. Dr. Parmar is also a member of our Board. The address of the above persons and entities is 501 2nd Street, Suite 350, San Francisco, California 94107. For information regarding 5AM Ventures VI, L.P. and its affiliates, we have relied on a Schedule 13D and Form 4 filed by 5AM Ventures VI, L.P. with the SEC on February 19, 2021 and November 18, 2021, respectively.

(3)

Voting and investment power over the shares held by PureTech Health LLC is exercised by its parent entity, PureTech Health plc. The board of directors of PureTech Health plc consists of Ms. Sharon Barber-Lui, Dr. Raju Kucherlapati, Dr. John LaMattina, Dr. Robert Langer, Dame Marjorie Scardino, Ms. Kiran Mazumdar-Shaw, Mr. Christopher Viehbacher, Ms. Daphne Zohar and Dr. Bharatt Chowrira. None of the members of the board of directors of PureTech Health plc or PureTech Health LLC has individual voting or investment power with respect to such shares. The address for PureTech Health LLC and the individuals listed above is c/o PureTech Health LLC, 6 Tide Street, Boston, Massachusetts 02210.

(4)

FMR LLC reports sole voting power with respect to 611,457 shares and sole dispositive power with respect to 3,181,463 shares. Abigail P. Johnson is a director, the chair, the chief executive officer and the president of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address for each person and entity named in this footnote is 245 Summer Street, Boston, Massachusetts 02110. For information regarding FMR LLC, we have relied on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2022. The Schedule 13G filed by FMR LLC provides information only as of December 31, 2021 and, consequently, the beneficial ownership of FMR LLC may have changed between December 31, 2021 and April 18, 2022.
(5)	Consists of (i) 412,072 shares of Common Stock; and (ii) 451,739 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(6)	Consists of (i) 3,534 shares of Common Stock; and (ii) 119,952 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(7)

Consists of 188,290 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022. In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022, and the foregoing amount includes 8,795 shares of Common Stock that would vest under outstanding options held by Dr. Slapak after his last day, but will not in light of his resignation.

(8)	Consists of (i) 41,196 shares of Common Stock and (ii) 7,511 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(9)	Consists of 25,533 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(10)	Consists of (i) 29,432 shares of Common Stock and (ii) 16,681 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(11)	Consists of (i) the 5AM Holdings and (ii) 7,511 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.
(12)

Consists of 7,511 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022. Under Dr. Resnick’s arrangement with RA Capital, Dr. Resnick holds the foregoing shares for the benefit of the RA Healthcare and the Nexus Fund. Dr. Resnick is obligated to turn over to RA Capital any net cash or stock received from the foregoing shares underlying such option, which will offset advisory fees owed by the RA Healthcare and account to RA Capital. Dr. Resnick therefore disclaims beneficial ownership of the foregoing shares of Common Stock underlying the outstanding options held by him.

(13)

Consists of (i) 5AM Holdings, (ii) 515,503 shares of Common Stock and (iii) 971,365 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of April 18, 2022.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021 consist of:

•	Dr. Robert Ang, our principal executive officer, President and Chief Executive Officer;

•	Dr. Tirtha Chakraborty, our Chief Scientific Officer; and

•	Dr. Christopher Slapak, our Chief Medical Officer.

Summary Compensation Table

The following table provides information regarding the compensation provided to our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation($)		Total ($)
Robert Ang, M.B.B.S. (3)	2021	507,760		—		919,080	218,705	17,992	(4)	1,663,537
President and Chief Executive Officer	2020	424,173		—		1,619,356	211,200	500,015	(5)	2,754,744
Tirtha Chakraborty, Ph.D.	2021	384,022		—		—	138,701	17,915	(6)	540,638
Chief Scientific Officer	2020	298,439		47,600	(7)	718,008	111,784	2,059	(8)	1,177,890
Christopher Slapak, M.D. (9)	2021	428,012		—		—	150,593	12,043	(10)	590,648
Chief Medical Officer	2020	176,846	(11)	—		627,356	136,800	283,344	(12)	1,224,346

(1)

This column reflects the full grant date fair value of stock awards and option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”), which is the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options or the sale of the Common Stock underlying such stock options. See Note 9 to our consolidated financial statements in our 2021 Annual Report.

(2)	The amounts disclosed represent performance bonuses earned in the applicable year listed in the row.
(3)	Dr. Ang is also a member of our Board but did not receive any additional compensation in his capacity as a director.
(4)

Consists of $10,150 in defined benefit plan contributions, $4,000 health savings account contributions, $1,970 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and $1,872 for commuting expenses.

(5)

Consists of $497,920 resulting from our forgiveness of a loan to Dr. Ang, an aggregate of $1,645 in life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and reimbursement of $450 in commuting expenses.

(6)

Consists of $10,150 in defined benefit plan contributions, $4,000 health savings account contributions, $1,893 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and $1,872 for commuting expenses.

(7)	Dr. Chakraborty was awarded a one-time bonus in connection with his promotion to Chief Scientific Officer.
(8)	Consists of an aggregate of $1,609 in life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and reimbursement of $450 in commuting expenses in 2020.
(9)	In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022.
(10)	Consists of $10,150 in defined benefit plan contributions and $1,893 in aggregate for life insurance and disability insurance premiums paid by us Dr. Slapak’s behalf.
(11)	Dr. Slapak commenced employment with us as our Chief Medical Officer in July 2020.

(12)

Consists of $282,592 paid to Christopher Slapak Consulting LLC for Dr. Slapak’s consulting services to us from January 2020 until his commencement of employment with us in July 2020 and an aggregate of $752 in life insurance and disability insurance premiums paid by us on Dr. Slapak’s behalf in 2020.

Narrative to the Summary Compensation Table

We review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions at peer companies in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Board and Compensation Committee has historically determined our executive officers’ compensation and our committee has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, our Compensation Committee approved the compensation of our executives other than our Chief Executive Officer and our Board, upon recommendation from our Compensation Committee, then approved the compensation of our Chief Executive Officer.

Annual Base Salary

We have entered into offer letters with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Board or Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. See “—Offer Letters and Potential Payments Upon Termination or Change in Control.”

Non-Equity Incentive Plan Compensation

In accordance with the terms of their offer letters, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each officer’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by our Board and our Compensation Committee. In 2021, our named executive officers were eligible to earn an annual target performance bonus of each executive’s 2021 base salary based on achievement of certain corporate objectives. Dr. Ang was eligible to earn 50% of his 2021 base salary and Drs. Slapak and Chakraborty were each eligible to earn 40% of their 2021 base salaries.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our executive officers. Our Board has historically been responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. We have also made true-up awards following certain financing events or promotions. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2021.

Outstanding Equity Awards at December 31, 2021

	Option Awards (1)							Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
Robert Ang, M.B.B.S.	08/05/19	—		—		—	—	152,549	(3)	1,772,619
	03/10/20	66,773	(4)	80,521		$2.18	03/09/30	—		—
	08/21/20	230,947		421,139	(5)	$1.90	08/20/30	—		—
	02/05/21	11,701		39,359	(5)	$18.00	02/04/31	—		—
Christopher Slapak, M.D.(6)	08/21/20	51,029		102,059	(5)	$1.90	08/20/30	—		—
	08/25/20	92,509		60,610	(7)	$1.90	08/24/30	—		—
Tirtha Chakraborty, Ph.D.	09/25/19	8,567		20,233	(7)	$1.36	09/24/29	—		—
	03/10/20	13,730		10,680	(7)	$2.18	03/09/30	—		—
	08/21/20	25,024		45,632	(5)	$1.90	08/20/30	—		—
	11/18/20	32,858		88,465	(7)	$6.53	11/17/30	—		—

(1)

All equity awards were granted under our 2015 Stock Incentive Plan (the “2015 Plan”), the terms of which are described below under the subsection titled “—Equity Incentive Plans—2015 Stock Incentive Plan,” and our 2021 Equity Incentive Plan (the “2021 Plan”), the terms of which are described below under the subsection titled “—Equity Incentive Plans—2021 Equity Incentive Plan.”

(2)

This column represents the fair market value of a share of our Common Stock of $11.62 as of December 31, 2021, which was the closing price of our Common Stock as reported on the Nasdaq Global Select Market on December 31, 2021, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock That Have Not Vested.”

(3)

The shares were acquired pursuant to the exercise of unvested options granted to Dr. Ang on August 5, 2019 and are subject to our right of repurchase upon Dr. Ang’s termination of service. The shares will be released from our repurchase right in equal monthly installments on the fifth day of each month through August 5, 2023, subject to continuous service with us as of each such date. The restricted shares are subject to vesting acceleration, as described in more detail below under the subsection titled “—Offer Letters and Potential Payments Upon Termination or Change in Control.”

(4)

Twenty-five percent of the shares subject to the option vested on August 5, 2020, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments on each monthly anniversary thereafter, subject to continuous service with us as of each such vesting date. The option is exercisable immediately with respect to all shares subject to the option granted on such date, subject to a repurchase right in favor of us which lapses as the option vests. As a result, this reflects the number of shares subject to the option that were exercisable and vested as of December 31, 2021. The option is subject to vesting acceleration, as described in more detail below under the subsection titled “—Offer Letters and Potential Payments Upon Termination or Change in Control.”

(5)	The shares subject to the option vest in 48 equal monthly installments beginning on July 1, 2020 and subject to continuous service as of each such vesting date.
(6)	In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022.
(7)

Twenty-five percent of the shares subject to the option vested on November 16, 2021, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments on each monthly anniversary thereafter, subject to continuous service with us as of each such vesting date.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). For more information regarding our 401(k) plan see Note 13 to our consolidated financial statements in our 2021 Annual Report.

Health and Welfare Benefits; Perquisites

Our named executive officers are eligible to participate in our other benefit programs on the same basis as all employees of our company. We generally do not provide perquisites or personal benefits except in limited circumstances.

Severance and Change in Control Benefits Plan

In January 2021, we adopted our Executive Severance and Change in Control Benefits Plan (the “Severance Plan”), for certain of our employees, including each of our executive officers. Under the terms of the Severance Plan, if the employment of any of our officers or vice presidents is terminated by us without cause or by the officer for good reason prior to or more than 12 months following a change in control, each as defined in the Severance Plan, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed to continue to pay the employee’s then-current base salary for a period of 12 months, in the case of our C-level officers, and six months, in the case of our vice presidents, and to pay premiums for continuation of health coverage under COBRA for up to 12 months, in the case of our C-level officers, and up to six months, in the case of our vice presidents.

Alternatively, if a covered employee’s employment is terminated by us without cause or by the employee for good reason within one year following a change in control, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed, in the case of our Chief Executive Officer, to pay a lump sum payment in an amount equal to 18 months of his then-current base salary, in the case of our other C-level officers, to pay a lump sum payment in an amount equal to 12 months of his or her then-current base salary and, in the case of our vice presidents, to pay a lump sum payment in an amount equal to six months of his or her then-current base salary; to pay premiums for continuation of health coverage under COBRA for up to 18 months, in the case of our Chief Executive Officer, up to 12 months, in the case of our other C-level officers, and up to six months, in the case of our vice presidents; to pay a lump sum payment in an amount equal to 150%, in the case of our Chief Executive Officer, 100%, in the case of our C-level officers, and 50%, in the case of our vice presidents, of the employee’s target annual bonus as then in effect; and to accelerate the vesting of any outstanding equity grants in full.

In addition, in the event any of the amounts provided for under the Severance Plan or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) provided to the employee in full, or (ii) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the employee’s receipt, on an after-tax basis, of the greatest amount of such payments.

Offer Letters and Potential Payments Upon Termination or Change in Control

We are party to offer letters with each of our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our company. Each of our named executive officers has executed our standard confidentiality, intellectual property assignment and non-solicitation agreement. The key terms of the offer letters with our named executive officers, including potential payments upon termination or change in control, are described below.

Dr. Robert Ang

We entered into an offer letter with Dr. Ang in June 2019 in connection with his appointment as our President and Chief Executive Officer. The offer letter provided for a base salary of $395,000 per year, a one-time signing bonus of $76,000 and a target annual bonus equal to 40% of Dr. Ang’s annual base salary based on the achievement of goals established by our Board. Our Board has increased Dr. Ang’s annual base salary, including most recently in February 2022, to $570,000 for 2022 and subsequent years. Additionally, in January 2021, our Board of directors approved an increase in Dr. Ang’s target annual bonus to 50% of his annual salary. The offer letter further provided for the grant of stock options.

In addition to benefits pursuant to the Severance Plan, as described above, Dr. Ang is also entitled to severance benefits pursuant to his offer letter. Pursuant to his offer letter, if we terminate Dr. Ang’s employment without cause, or if Dr. Ang terminates his employment for good reason or due to death or disability, each as defined in Dr. Ang’s offer letter, he will be entitled to (i) cash severance equal to continued base salary payments commencing on Dr. Ang’s termination date until the first anniversary of such termination date (the “Ang Severance Period”), paid in equal monthly installments in accordance with our standard payroll policies and (ii) if he timely elects to continue health coverage through COBRA, direct payment of, or reimbursement for, COBRA premiums for Dr. Ang and his covered dependents for the Ang Severance Period or, if earlier, until Dr. Ang is eligible for healthcare coverage under another employer’s plan. These severance benefits are conditioned upon Dr. Ang’s resignation from all positions with us, execution of a release agreement, return of company property and compliance with his confidentiality, intellectual property assignment and non-solicitation agreement.

Notwithstanding the foregoing, in the event we undergo a change in control, as defined in Dr. Ang’s offer letter, Dr. Ang’s then-outstanding equity awards granted pursuant to the offer letter will vest in full, subject to Dr. Ang’s continued service through the date of such change in control.

Dr. Tirtha Chakraborty

We entered into an offer letter with Dr. Chakraborty in August 2019 in connection with his hiring as our Vice President of Research. The offer letter provided for a base salary of $285,000 per year and a target annual bonus equal to 30% of Dr. Chakraborty’s annual base salary based on the achievement of goals established by our Board. Dr. Chakraborty’s annual base salary was increased to $325,000 in connection with his appointment as our Chief Scientific Officer in November 2020. Additionally, in January 2021, our Board approved an increase in Dr. Chakraborty’s annual base salary for 2021 and subsequent years to $390,200 and an increase of his target annual bonus to 40% of his annual salary. In January 2022, our Compensation Committee approved an increase in annual base salary for 2022 and subsequent years to $430,000. In addition, under the offer letter Dr. Chakraborty received a one-time signing bonus equal to $30,000, with an additional payment to cover all taxes resulting from the payment of the signing bonus. The offer letter further provided for the grant of stock options. Dr. Chakraborty is also eligible to receive benefits pursuant to the Severance Plan.

Dr. Christopher Slapak

We entered into an offer letter with Dr. Slapak in July 2020 in connection with his hiring as our full-time Chief Medical Officer. The offer letter provided for a base salary of $380,000 per year and a target annual bonus equal to 30% of Dr. Slapak’s annual base salary based on the achievement of goals established by our Board.

Additionally, in January 2021, our Board approved an increase in Dr. Slapak’s annual base salary for 2021 and subsequent years to $432,600 and an increase of his target annual bonus to 40% of his annual salary. In January 2022, our Compensation Committee approved an increase in annual base salary for 2022 and subsequent years to $450,100. The offer letter further provided for the grant of stock options.

In addition to benefits pursuant to the Severance Plan, as described above, Dr. Slapak is also entitled to severance benefits pursuant to his offer letter. Pursuant to his offer letter, if we terminate Dr. Slapak’s employment without cause, or if Dr. Slapak terminates his employment for good reason, each as defined in Dr. Slapak’s offer letter, he will be entitled to (i) cash severance equal to continued base salary payments commencing on Dr. Slapak’s termination date until the first anniversary of such termination date (the “Slapak Severance Period”), paid in equal monthly installments in accordance with our standard payroll policies and (ii) if he timely elects to continue health coverage through COBRA, direct payment of, or reimbursement for, COBRA premiums for Dr. Slapak and his covered dependents for the Slapak Severance Period or, if earlier, until Dr. Slapak is eligible for healthcare coverage under another employer’s plan. These severance benefits are conditioned upon Dr. Slapak’s resignation from all positions with us, execution of a release agreement, return of all company property and compliance with his confidentiality, intellectual property assignment and non-solicitation agreement.

Dr. Slapak provided consulting services to us prior to the commencement of his full-time employment as our Chief Medical Officer and received consulting fees of $500 per hour. See “Certain Relationships and Related Party Transactions—Consulting Agreement with Christopher Slapak Consulting LLC.”

In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022. In recognition of Dr. Slapak’s service to our Company, we elected to provide Dr. Slapak with severance benefits that are consistent with those contemplated by our Severance Plan. We intend to enter into a separation agreement with Dr. Slapak memorializing these terms.

Equity Incentive Plans

2021 Equity Incentive Plan

Our Board adopted and our stockholders approved our 2021 Plan in February 2021. The 2021 Plan became effective on February 5, 2021, from which point no further grants were or will be made under our 2015 Plan, as described in “—Equity Incentive Plans—2015 Stock Incentive Plan.” Our 2021 Plan provides for the grant of stock options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, to our employees and for the grant of nonstatutory stock options (“NSOs”), restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, consultants and directors. As of April 18, 2022, there were options to purchase 2,419,993 shares of our Common Stock outstanding under the 2021 Plan, at a weighted average exercise price of $11.45 per share, and 200 options to purchase shares of our Common Stock have been exercised. Our employees, officers, directors, consultants, and advisors are eligible to receive awards under the 2021 Plan; however, incentive stock options may only be granted to our employees.

Authorized Shares. As of April 18, 2022, the number of shares of our Common Stock reserved for issuance under our 2021 Plan is the sum of (i) 2,569,279 and (ii) the number of shares of our Common Stock subject to outstanding awards under our 2015 Plan that expire or are forfeited, canceled, withheld to satisfy tax withholding or to purchase or exercise an award, repurchased by us or are otherwise terminated. The number of shares of our Common Stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, by 4% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 23,742,528.

Administration. Our Board, or a duly authorized committee thereof (referred to herein as the “administrator”), has the authority to administer our 2021 Plan. Our Board has delegated its authority to administer our 2021 Plan to our Compensation Committee under the terms of the Compensation Committee’s charter. Our Board may also delegate to one or more of our officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares of our Common Stock to be subject to such stock awards. Subject to the terms of our 2021 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our 2021 Plan.

The administrator has the power to modify outstanding awards under our 2021 Plan. Subject to the terms of our 2021 Plan, the administrator has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of certain specified corporate transactions, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Common Stock.

Under the 2021 Plan, a significant corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Amendment or Termination. Our Board has the authority to amend, suspend, or terminate our 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopts our 2021 Plan.

2015 Stock Incentive Plan

The 2015 Plan was adopted by our Board and approved by our stockholders in December 2015. The 2015 Plan provides for the grant of ISOs, NSOs, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan; however, ISOs may only be granted to our employees. As of April 18, 2022, there were 3,140,062 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2015 Plan at a weighted-average exercise price of $2.39 per share, and options to purchase 1,149,714 shares of our Common Stock had been exercised, including 573,128 restricted shares of Common Stock that were issued related to early exercise of unvested options. As of February 5, 2021, we ceased making grants of stock options or other awards under the 2015 Plan. However, any shares of Common Stock subject to awards under our 2015 Plan that expire, terminate, or otherwise are surrendered or canceled without being fully exercised, are forfeited (including as the result of shares of Common Stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued will become available for issuance under our 2021 Plan. Further, shares of Common Stock tendered to us by a participant to exercise an award shall be added to shares of Common Stock available for the grant of awards under the 2021 Plan.

Administration. Our Board, or a committee appointed by our Board, administers the 2015 Plan and, subject to any limitations set forth in the 2015 Plan, will select the recipients of awards, determine the number of shares of Common Stock to be subject to such stock awards and specify the other terms and conditions, including the exercise price or purchase price and vesting schedule, applicable to such stock awards. Our Board has delegated its authority to administer our 2015 Plan to our Compensation Committee under the terms of the Compensation Committee’s charter.

If a stock award granted under the 2015 Plan expires, terminates or otherwise is surrendered or canceled without being exercised in full, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the shares of our Common Stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2021 Plan. Further, shares of Common Stock tendered to us by a participant to exercise an award shall be added to shares of Common Stock available for the grant of awards under the 2021 Plan.

Changes to Capital Structure. Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spinoff, or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock other than an ordinary cash dividend, under the terms of the 2015 Plan, we are required to equitably adjust (or make substitute awards, if applicable), in the manner determined by our Board or Compensation Committee:

•	the number and class of securities available under the 2015 Plan;

•	the number and class of securities and exercise price per share of each outstanding option;

•	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;

•	the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock award; and

•	the share and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based award.

Reorganization Events. Upon the occurrence of a merger or consolidation of our company with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities, or other property or is cancelled; any transfer or disposition of all of our Common Stock for cash, securities, or other property pursuant to a share exchange or other transaction; or a liquidation or dissolution of our company, our Board may, on such terms as our Board determines, take any one or more of the following actions pursuant to the 2015 Plan, as to some or all outstanding awards, other than restricted stock awards:

•	provide that awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to a plan participant, provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant (to the extent then exercisable) within a specified period;

•	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such transaction;

•

in the event of a transaction under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the transaction, make or provide for a cash payment to a plan participant;

•	provide that, in connection with a liquidation of dissolution of the company, awards shall convert into the right to receive liquidation proceeds; or

•	any combination of the foregoing.

Our Board is not obligated under the 2015 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.

Upon the occurrence of any corporate transaction described above, other than our liquidation or dissolution, our repurchase and other rights under each outstanding restricted stock award will continue for the benefit of our successor and will, unless our Board or Compensation Committee determines otherwise, apply to the cash, securities, or other property which our Common Stock was converted into or exchanged for in the transaction in the same manner and to the same extent as they applied to the Common Stock subject to the restricted stock award; provided, however, that our Board or the Compensation Committee may provide termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon our liquidation or dissolution, except to the extent specifically provided to the contrary in the restricted stock award agreement or any other agreement between the plan participant and us, all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied. Our Board or our Compensation Committee, in their sole discretion, may accelerate the exercisability of any option or time at which any restrictions shall lapse or be removed from any restricted stock award, as the case may be.

Amendment and Termination. Our Board and the Compensation Committee has the authority to amend, suspend or terminate the 2015 Plan, provided that, if approval of our stockholders is required, our Board and Compensation Committee may not effect such modification or amendment without such approval. Unless otherwise specified, any amendment to the 2015 Plan shall apply to all outstanding awards, and be binding on holders of such awards, at the time the amendment is adopted, provided that our Board determines such amendment does not materially and adversely affect the rights of the holders. Unless terminated sooner by our Board or Compensation Committee, the 2015 Plan will automatically terminate on December 30, 2025. No stock awards may be granted under the 2015 Plan while it is suspended or terminated.

2021 Employee Stock Purchase Plan

Our Board adopted and our stockholders approved our 2021 Employee Stock Purchase Plan (the “ESPP”) in February 2021. The ESPP became effective on February 5, 2021. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Share Reserve. The ESPP authorizes the issuance of shares of our Common Stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The ESPP provides participating employees with the opportunity to purchase up to an aggregate of 745,754 shares of our Common Stock. The number of shares of our Common Stock reserved for issuance automatically increases on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, and (ii) 1,800,000 shares; provided, that prior to the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of our Common Stock not purchased under such purchase rights will again become available for issuance under the ESPP.

Administration. Our Board has delegated concurrent authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our Common Stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Common Stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Corporate Transactions. In the event of certain significant corporate transactions, including (i) a sale of all or substantially all of our assets, (ii) the sale or disposition of more than 50% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transactions and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our Common Stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Amendments or Termination. Our Board and Compensation Committee has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent.

As of April 18, 2022, we have not made any offerings under our ESPP.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation (“Certificate of Incorporation”) contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by

Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our Bylaws will also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

We have entered into indemnification agreements with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt, and some have adopted, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION

2021 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board in 2021 by our non-employee directors, including the outstanding equity awards held by our non-employee directors as of December 31, 2021. Dr. Ang, our President and Chief Executive Officer, is also a member of our Board but did not receive any additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Matthew Patterson	62,204	304,200	366,404
Daniella Beckman	52,569	304,200	356,769
David Lubner	41,285	304,200	345,485
Sven (Bill) Ante Lundberg, M.D.	39,028	304,200	343,228
Kush Parmar, M.D., Ph.D.	37,845	304,200	342,045
Joshua Resnick, M.D.	44,236	304,200	348,436

(1)

This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718, which is the basis for computing stock-based compensation in our financial statements. See Note 9 to our consolidated financial statements in our 2021 Annual Report for information concerning certain of the specific assumptions we used in valuing options.

(2)	The table below shows the aggregate number equity awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2021.

Name	Number of Outstanding Options	Number of Outstanding Unvested Stock
Matthew Patterson	16,900	30,897
Daniella Beckman	58,096	—
David Lubner	58,096	—
Sven (Bill) Ante Lundberg, M.D.	37,862	9,198
Kush Parmar, M.D., Ph.D.	16,900	—
Joshua Resnick, M.D.	16,900	—

Director Compensation Policy

Our Board adopted a non-employee director compensation policy in January 2021 that became effective on February 5, 2021 and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer for service as Chairperson of the Board in an amount to be determined by the Board each year and which has been set at $30,000 for 2021 and subsequent years;

•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an initial option grant to purchase 33,823 shares of our Common Stock on the date of each such non-employee director’s appointment to our Board, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and

•

an annual option grant to purchase 16,911 shares of our Common Stock on the date of each of our annual stockholder meetings, beginning with our Annual Meeting, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date.

We also will continue to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our Board and committee meetings. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in the “Executive Compensation” section.

Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under the section titled “Executive Compensation—Equity Incentive Plans—2021 Equity Incentive Plan.” Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

Our Board approved a grant to each of our non-employee directors of an option to purchase 16,900 shares of our Common Stock effective on February 5, 2021 with an exercise price per share equal $18.00 per share, with the shares vesting in 36 equal monthly installments, subject to continued service through the vesting date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of holdings and transactions in our Common Stock and other securities of our company with the SEC. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2021

The following table contains information about our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had three equity compensation plans. See “Executive Compensation—Equity Incentive Plans” for a description of the material terms of each of our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	4,886,105	$6.35	2,643,187
Equity compensation plans not approved by security holders	200,687	1.90	—

Total	5,086,792	$6.17	2,643,187

The table above does not include any amounts issuable under the ESPP because we have not made any offerings under such plan as of December 31, 2021.

In addition, we granted an option to purchase shares of our Common Stock to an advisor outside of any equity compensation plan approved by our stockholders, but subject to the terms and conditions of the 2015 Plan. The stock option award to purchase 294,117 shares of our Common Stock had an exercise price of $28.29 per share, which was four times greater than the fair market value of our Common Stock on the date of grant, as determined contemporaneously by our Board, and is scheduled to vest over four years, with 25% of the shares scheduled to vest on October 21, 2021, and the remainder scheduled to vest ratably at the end of each subsequent month thereafter through October 21, 2024, subject to such advisor’s continued service relationship with our company through the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our voting stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements which are described under “Executive Compensation.”

Series B Preferred Stock Financing

In June 2020, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our voting stock and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 124,519,220 shares of our Series B preferred stock in June 2020 at a purchase price of $0.52 per share for aggregate gross proceeds of $64.7 million, and an aggregate of 87,259,605 additional shares of our Series B preferred stock in January 2021 at a purchase price of $0.52 per shares for aggregate gross proceeds of $45.4 million.

The table below sets forth the aggregate number of shares of Series B preferred stock issued to our related parties:

Name	Series B Preferred Stock (#)	Aggregate Purchase Price ($)
Entities affiliated with RA Capital Healthcare Fund, L.P. (1)	76,923,076	40,000,000
Entities affiliated with FMR, LLC (2)	37,259,615	19,375,000
Entities affiliated with 5AM Ventures VI, L.P. (3)	38,461,536	19,999,999
PureTech Health LLC (4)	1,923,076	1,000,000

(1)	Joshua Resnick, a member of our Board, is a managing director at RA Capital Management. RA Capital Healthcare Fund, L.P. and its affiliates hold more than 5% of our voting stock.
(2)	Entities affiliated with FMR, LLC collectively hold more than 5% of our voting stock.
(3)

Kush Parmar, a member of our Board, is one of the managing members of 5AM Partners VI, LLC, the general partner of 5AM Ventures VI, L.P. and, as a result, may be deemed to share voting and investment power with respect to the shares held by 5AM Ventures VI, L.P.

(4)	Bharatt Chowrira, a former member of our Board, is the president and chief of business and strategy of PureTech Health LLC. PureTech Health LLC holds more than 5% of our voting stock.

In connection with the closing of our initial public offering (“IPO”), all outstanding shares of our Series B preferred stock were converted into shares of our Common Stock at a ratio of 13.6-for-1 and the foregoing amounts are listed on a pre-conversion basis.

Director Affiliations

Some of our directors are affiliated with and serve on our Board as representatives of entities which beneficially own or owned 5% or more of our Common Stock, as indicated in the table below:

Director	Principal Stockholder
Kush Parmar, M.D., Ph.D.	5AM Ventures VI, L.P. and affiliates
Joshua Resnick, M.D.	RA Capital Healthcare Fund, L.P. and its affiliates

Participation in Initial Public Offering

In our IPO, funds affiliated with RA Capital Healthcare Fund, L.P., 5AM Ventures VI, L.P. and FMR, LLC, each of whom was one of our 5% stockholders at the time of our IPO, purchased 3,222,222, 555,555 and 1,195,566 shares of our Common Stock, respectively. Such purchases were made through the underwriters at the IPO offering price of $18.00 per share for an aggregate purchase price of $89.5 million.

Promissory Note with Robert Ang

In September 2019, we entered into a limited recourse promissory note with Dr. Ang, our President and Chief Executive Officer, pursuant to which we loaned him the principal amount of $497,920.10 to early exercise stock options. The note accrued interest at 1.5% compounding semi-annually and could be prepaid at any time without penalty. We forgave the principal amount and accrued interest under this promissory note in full in October 2020.

Consulting Agreement with Christopher Slapak Consulting LLC

In July 2019, we entered into a consulting agreement with Christopher Slapak Consulting LLC, an entity wholly owned by Christopher Slapak, M.D., who is now our Chief Medical Officer. Pursuant to the consulting agreement, Dr. Slapak agreed to provide services related to the customary job functions of a chief medical officer. In July 2020, Dr. Slapak joined us as our full-time Chief Medical Officer, at which point the consulting agreement was terminated. During the length of the consulting agreement, we paid Christopher Slapak Consulting LLC an aggregate of $0.44 million for consulting services and reimbursement of certain expenses. In April 2022, Dr. Slapak resigned from his position, effective May 6, 2022.

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of June 30, 2020, with holders of our previously-outstanding preferred stock, including certain of our 5% stockholders and their affiliates and entities affiliated with certain of our officers and directors. This agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Employment Arrangements

We have entered into offer letter agreements with each of our executive officers. For more information regarding our employment agreements with our named executive officers, see “Executive Compensation—Offer Letters and Potential Payments and Benefits Upon Termination or Change in Control.”

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which policy became effective on

February 4, 2021. For purposes of our policy only, a related person transaction will be a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director will not be covered by this policy. A related person will be any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although we have not had a written policy for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and banks, brokers and other nominee record holders to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140, Attn: Investor Relations, telephone: 617-655-6580.You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert Ang
President and Chief Executive Officer
April 28, 2022

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at the investors section of our website at www.vorbio.com. A copy of our Annual Report on Form 10-K to the SEC on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Vor Biopharma Inc. 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140.

VOR BIOPHARMA INC. 100 CAMBRIDGEPARK DRIVE SUITE 101 CAMBRIDGE, MA 02140 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VOR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82551-P68177 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VOR BIOPHARMA INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of three Class I Directors, each to serve until the 2025 Annual Meeting of Stockholders Nominees: 01) Matthew Patterson 02) Daniella Beckman 03) Kush Parmar, M.D., Ph.D. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022. Note: Such other business as may properly come before the meeting or any adjournment thereof. NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D82552-P68177 VOR BIOPHARMA INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VOR BIOPHARMA INC. IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS June 14, 2022 12:00 P.M. Eastern Time The stockholder(s) hereby appoint(s) Robert Ang and Nathan Jorgensen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the other side, all the shares of Vor Biopharma Inc.’s Common Stock which the stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Vor Biopharma Inc. to be held at 12:00 P.M. Eastern Time on June 14, 2022, virtually at www.virtualshareholdermeeting.com/VOR2022, or any adjournment thereof, with all powers which the stockholder(s) would possess if present at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued and to be marked, dated and signed on the other side)